Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, AT&T Note-Backed Series 2003-18

*CUSIP:	21988K503	Class	A-1
	21988KAE7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 14, 2014.

INTEREST ACCOUNT

Balance as of November 15, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of March 14, 2014 Call Price received March 14, 2014 upon exercise of Call Warrants by certain of the holders thereof		$3,252,687.42

LESS:
Distribution to Class A-1 Holders	-$	400,385.42
Distribution to Class A-2 Holders	-$	2,852,302.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of March 14, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of November 15, 2013		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of March 14, 2014 Call Price received March 14, 2014 upon exercise of Call Warrants by certain of the holders thereof		$19,000,000.00

LESS:
Distribution of principal to Class A-1 Holders on March 14, 2014	-$	19,000,000.00
Distribution of $19,000,000 principal amount of underlying securities to certain Call Warrants Holders on March 14, 2014	-$	0.00
Balance as of March 14, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF March 14, 2014

Principal Amount	Title of Security
$5,000,000	AT&T Corp. (8.00% Initial Interest Rate) Senior Notes due November 15, 2031
	*CUSIP:	001957BD0

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.